EXHIBIT 10.1

[FORM OF] PRIVATE PLACEMENT PURCHASE AGREEMENT

[            ] (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (the “Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is acquiring Purchased Notes (as defined below) hereunder, a “Purchaser”), enters into this Private Placement Purchase Agreement (this “Agreement”) with PROS Holdings, Inc., a Delaware corporation (the “Company”), on June 15, 2017, whereby the Purchasers will purchase (the “Purchase”) the Company’s new 2.00% Convertible Senior Notes due 2047 (the “Notes”), that will be issued pursuant to the provisions of an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) by and between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”).

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Purchase of Notes

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Undersigned hereby agrees to cause the Purchasers to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, the principal amount of the Notes set forth in Exhibit A for the cash purchase price specified in Exhibit A.

The closing of the Purchase (the “Closing”) shall occur on a date (the “Closing Date”) which the parties intend to be June [ ], 2017. At the Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company the “Purchase Price” defined and specified on Exhibit A hereto and (b) upon receipt of the Purchase Price, the Company shall issue to each Purchaser the principal amount of Notes specified on Exhibit A hereto (collectively, the “Purchased Notes”); provided, however, that the parties acknowledge that the delivery of the Purchased Notes to each Purchaser may be delayed due to procedures and mechanics within the system of The Depository Trust Company, or the New York Stock Exchange (“NYSE”), or other events beyond the Company’s control and that such delay shall not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of one or more global notes representing the Purchased Notes, (ii) such delay is no longer than seven business days, and (iii) interest shall accrue on such Purchased Notes from June [the anticipated closing date], 2017; provided, further, and notwithstanding the above, if the Purchased Notes are not eligible for delivery by the Depository Trust Company, then the Purchased Notes shall be delivered by physical settlement. Contemporaneously with or after the Closing, the Company may issue Notes to one or more other investors, subject to the terms of the Indenture (any such issuances pursuant to agreements dated as of the date hereof, the “Aggregated Transactions”). Lazard Frères & Co. LLC (“Lazard”) shall provide instructions to the Undersigned for settlement of the Purchase. The delivery of the Purchased Notes shall be effected via DWAC. The Company’s wiring instructions for delivery of the Purchase Price and DWAC settlement instructions will be provided by the Company via Lazard post pricing.

Article II: Covenants, Representations and Warranties of the Purchasers

The Undersigned hereby covenants as follows, and makes the following representations and warranties on its own behalf and, where specified below, on behalf of each Account, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and Lazard, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1    Power and Authorization. Each of the Undersigned and each Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Purchase, in each case on behalf of itself and each Account. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account and (ii) the principal amount of Purchased Notes to be issued to such Account.

Section 2.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and each Purchaser, enforceable against the Undersigned and each such Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or such Purchaser’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or such Purchaser is a party or by which the Undersigned or such Purchaser or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or such Purchaser.

Section 2.3    Qualified Institutional Buyer. Each Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.4    No Affiliates. No Purchaser is, or has been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.5    Restricted Notes and Shares. Each Purchaser (a) acknowledges that the issuance of the Purchased Notes pursuant to the Purchase and the issuance of any shares of Common Stock, par value $0.001 per share of the Company (the “Conversion Shares”), upon conversion of any of the Purchased Notes, have not been registered or qualified under the Securities Act or any state securities laws, and the Purchased Notes and any Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Purchased Notes and any Conversion Shares will bear a legend to such effect as specified in the Indenture, and (b) is purchasing the Purchased Notes and any Conversion Shares for investment purposes only for the account of such Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Purchased Notes or any Conversion Shares in a manner that would violate the registration requirements of the Securities Act. The Undersigned and each Purchaser confirms to the Company and Lazard that it has such knowledge and experience in business matters that the Undersigned and each such Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Notes or the Conversion Shares and of making an informed investment decision and understands that (x) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment and (y) the purchase of the Purchased Notes or the Conversion Shares by the Undersigned and each Purchaser is a speculative investment which involves a high degree of risk of loss of the entire investment. Each Purchaser acknowledges that the Purchased Notes and Conversion Shares will bear a legend to the effect that Purchaser may not transfer any Purchased Notes or Conversion Shares except (i) to a “qualified institutional investor” in compliance with Rule 144A under the Securities Act, (ii) under any other available exemption from the registration requirements of the Securities Act, including Rule 144 (if available), (iii) pursuant to a registration statement that has been declared effective under the Securities Act or (iv) as otherwise specified in such legend.

Section 2.6    No Illegal Transactions. Each of the Undersigned and each Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any of the information regarding the Aggregated Transactions nor engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by any of the Company, Lazard or any other person regarding the Aggregated Transactions, this Agreement or an investment in the Purchased Notes or the Company. Each of the Undersigned and such Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it shall disclose to a third party any of the information regarding the Aggregated Transactions or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the Aggregated Transactions are publicly disclosed by the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and such Purchaser’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and such Purchaser’s respective internal policies, (a) the terms “Undersigned” and “Purchaser” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or such Purchaser that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Purchaser's respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Aggregated Transactions), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account, desk or group that was effected without the advice or participation of, or such Account’s, desk’s or group’s receipt of the information regarding the Aggregated Transactions provided by, the Undersigned.

Section 2.7    Adequate Information; No Reliance. The Undersigned acknowledges and agrees on behalf of itself and each Purchaser that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, and (b) the Undersigned has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, (c) the Undersigned has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks and consequences involved in the Purchase and to make an informed investment decision with respect to such Purchase, (d) the Undersigned and each Purchaser have evaluated the tax and other consequences of the Purchase and ownership of the Purchased Notes with their respective tax, accounting or legal advisors, including the consequences to the Undersigned or such Purchaser of the issuance of the Purchased Notes with significant original issue discount for U.S. Federal income tax purposes, (e) neither the Company nor Lazard is acting as a fiduciary or financial or investment adviser to the Undersigned or such Purchaser, and (f) neither the Undersigned nor such Purchaser is relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives including, without limitation, Lazard, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.

Section 2.8    No Public Market. Each Purchaser understands that no public market exists for the Purchased Notes, and that there is no assurance that a public market will ever develop for the Purchased Notes.

Section 2.9    Further Action. Each of the Undersigned and each Purchaser agrees that it shall, upon request, execute and deliver any additional documents deemed by the Company or Trustee to be necessary or desirable to complete the Purchase.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Purchasers and Lazard, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1    Power and Authorization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the Indenture, to perform its obligations hereunder and thereunder, and to consummate the Purchase. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole.

Section 3.2    Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Indenture, substantially in the form of Exhibit B hereto, will have been duly executed and delivered by the Company and will govern the terms of the Notes, and the Indenture, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Indenture and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) and (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or affect the Company’s ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3    Validity of the Purchased Notes. The Purchased Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Purchasers against delivery of the Purchase Price in accordance with the terms of this Agreement, the Purchased Notes will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions. The Purchased Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Undersigned’s and each Purchaser’s representations and warranties hereunder, the Purchased Notes (a) will be issued in the Purchase exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchased Notes.

Section 3.4    Validity of Underlying Conversion Shares. The Purchased Notes will at the Closing be convertible into cash, Conversion Shares, or a combination thereof, solely at the election of the Company in accordance with the terms of the Indenture. Upon execution and delivery of the Indenture by the Company, any Conversion Shares initially issuable upon conversion of the Purchased Notes (assuming the Company elects to physically settle the Purchased Notes upon conversion and the maximum conversion rate under any make-whole adjustment applies) shall have been duly authorized and reserved by the Company for issuance upon conversion of the Purchased Notes and, when issued upon conversion of the Purchased Notes in accordance with the terms of the Purchased Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.5    Listing Approval. On or within one business day immediately following a conversion date with respect to the Purchased Notes, the Company shall take all actions necessary to cause any such Conversion Shares delivered in connection with such conversion to be approved for listing on the NYSE.

Section 3.6    Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Aggregated Transactions.

Section 3.7    No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Article IV: Miscellaneous

Section 4.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3    Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned, on behalf of itself and on behalf of each Purchaser, irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the transactions contemplated by this Agreement.

Section 4.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5    Third Party Beneficiaries. This Agreement is also intended for the immediate benefit of Lazard. Lazard may rely on the provisions of this Agreement, including, but not limited to, the respective covenants, representations and warranties of the Undersigned, each Purchaser and the Company.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”: (in its capacities described in the first paragraph hereof) By: Name: Title:	PROS HOLDINGS, INC. By: Name: Title:

EXHIBIT A
Purchasing Beneficial Owners

Name of Beneficial Owner	Purchase Price of Purchased Notes (% of the Principal Amount of Purchase Notes)	Principal Amount of Purchased Notes (the “Purchase Price”)	Cash to Wire (Column 2 multiplied by Column 3)

EXHIBIT B
Form of Indenture